Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)    ☐

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN 55479

(Agent for services)

ICOS CORPORATION

(Exact name of obligor as specified in its charter)

DELAWARE	91-1463450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22021—20TH AVENUE S.E.
BOTHELL, WASHINGTON	98021
(Address of principal executive offices)	(Zip code)

2% CONVERTIBLE SUBORDINATED NOTES DUE JULY 1, 2023

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C. 20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item	2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 9th of September, 2003.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jeanie Mar
Name:	Jeanie Mar
Title:	Vice President

Exhibit 6

August 1, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jeanie Mar
Jeanie Mar
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 420 Montgomery Street, San Francisco, CA 94163

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2002, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$7,809
Interest-bearing balances	4,882
Securities:
Held-to-maturity securities	0
Available-for-sale securities	6,513
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,584
Securities purchased under agreements to resell	4
Loans and lease financing receivables:
Loans and leases held for sale	10,165
Loans and leases, net of unearned income	90,478
LESS: Allowance for loan and lease losses	1,365
Loans and leases, net of unearned income and allowance	89,113
Trading Assets	4,945
Premises and fixed assets (including capitalized leases)	1,610
Other real estate owned	79
Investments in unconsolidated subsidiaries and associated companies	245
Customers’ liability to this bank on acceptances outstanding	32
Intangible assets
Goodwill	5,356
Other intangible assets	6,626
Other assets	8,724

Total assets	$147,687

LIABILITIES
Deposits:
In domestic offices	$78,584
Noninterest-bearing	25,870
Interest-bearing	52,714
In foreign offices, Edge and Agreement subsidiaries, and IBFs	7,441
Noninterest-bearing	3
Interest-bearing	7,438
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	22,760
Securities sold under agreements to repurchase	429

Dollar Amounts In Millions
Trading liabilities	4,175
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,514
Bank’s liability on acceptances executed and outstanding	32
Subordinated notes and debentures	4,884
Other liabilities	7,124

Total liabilities	$130,943

Minority interest in consolidated subsidiaries	31

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	13,232
Retained earnings	2,693
Accumulated other comprehensive income	268
Other equity capital components	0

Total equity capital	16,713

Total liabilities, minority interest, and equity capital	$147,687

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/    Karen B. Martin

        Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/    Carrie L. Tolstedt

/s/    Howard Atkins                                                 Directors

/s/    Clyde W. Ostler